                           POWER OF ATTORNEY

We, the undersigned directors and/or officers of Lincoln Life & Annuity Company of New York, hereby constitute and appoint Delson R. Campbell, Kelly
D. Clevenger, Christine S. Frederick, Brian A. Kroll, John L. Reizian, Lawrence A. Samplatsky and John D. Weber, individually, our true and lawful attorneys-in-fact, with full power to each of them to sign for us, in our names and in the capacities indicated below, any and all Registration Statements; including exhibits, or other documents filed on Forms N-6 or N-4 or any successors or amendments to these Forms, filed with the Securities and Exchange Commission, under the Securities Act of 1933 and/or Securities Act of 1940, on behalf of the Company in its own name or in the name of one of its Separate Accounts , hereby ratifying and confirming our signatures as they may be signed by any of our attorneys-in-fact to any amendment to said Registration Statements as follows:

VARIABLE LIFE INSURANCE SEPARATE ACCOUNTS:
Lincoln Life & Annuity Flexible Premium Variable Life Account M: 333-141788; 333-141779; 333-141767; 333-141771; 333-141775; 333-141782; 333-141785;
333-141789; 333-141790; 333-148917; 333-155333
LLANY Separate Account R for Flexible Premium Variable Life: 333-141768; 333-141772; 333-141776; 333-141780; 333-141784; 333-141786; 333-149053
LLANY Separate Account S for Flexible Premium Variable Life: 333-141777; 333-141773; 333-141769
Lincoln Life & Annuity Flexible Premium Variable Life Account Y: 333-141770; 333-141774; 333-141778; 333-141783; 333-141781; 333-141787; 333-159954
Lincoln Life & Annuity Flexible Premium Variable Life Account JA-B: 33-77496

VARIABLE ANNUITY SEPARATE ACCOUNTS:
Lincoln Life & Annuity Variable Annuity Account H: 333-141756; 333-141758; 333-141761; 333-141754; 333-141763; 333-141766; 333-147675; 333-148207;
333-147710
Lincoln Life & Annuity Variable Annuity Account L: 333-141755
Lincoln New York Account N for Variable Annuities: 333-141752; 333-141757; 333-141759; 333-141760; 333-141765; 333-141762; 333-145531; 333-148208;
333-147673; 333-147711; 333-149449

Except as otherwise specifically provided herein, the power-of-attorney granted herein shall not in any manner revoke in whole or in part any power-of-attorney that each person whose signature appears below has previously executed. This power-of-attorney shall not be revoked by any subsequent power-of-attorney each person whose signature appears below may execute, unless such subsequent power specifically refers to this power-of-attorney or specifically states that the instrument is intended to revoke all prior general powers-of-attorney or all prior powers-of-attorney.

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority. When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you.
You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

This Power-of-Attorney may be executed in separate counterparts each of which when executed and delivered shall be an original; but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, of the undersigned.

SIGNATURE                                                     TITLE
---------                                                     -----
/s/ Dennis R. Glass *                                         President
--------------------------------------------------
Dennis R. Glass

/s/ Charles C. Cornelio *                                     Executive Vice President; Chief Administration Officer and
--------------------------------------------------            Director
Charles C. Cornelio

/s/ Frederick J. Crawford *                                   Executive Vice President, Chief Financial Officer and Director
--------------------------------------------------
Frederick J. Crawford

/s/ C. Phillip Elam II *                                      Senior Vice President, Chief Investment Officer
--------------------------------------------------
C. Phillip Elam II

/s/ Robert W. Dineen *                                        Director
--------------------------------------------------
Robert W. Dineen

/s/ George W. Henderson, III *                                Director
--------------------------------------------------
George W. Henderson, III

/s/ Mark E. Konen *                                           Director
--------------------------------------------------
Mark E. Konen

/s/ M. Leanne Lachman *                                       Director
--------------------------------------------------
M. Leanne Lachman

/s/ Louis G. Marcoccia *                                      Director
--------------------------------------------------
Louis G. Marcoccia

/s/ Patrick S. Pittard *                                      Director
--------------------------------------------------
Patrick S. Pittard

IMPORTANT INFORMATION FOR THE AGENT: When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1) act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2) avoid conflicts that would impair your ability to act in the principal's best interest;

(3) keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4) keep a record or all receipts, payments, and transactions conducted for the principal; and

(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (Your Signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named to this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent: The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

We, Delson R. Campbell, Kelly D. Clevenger, Christine S. Frederick, Brian A. Kroll, John L. Reizian, Lawrence A. Samplatsky and John D. Weber, have read the foregoing Power of Attorney. We are the person(s) identified therein as agent(s) for the principal named therein. We acknowledge our legal responsibilities.

/s/ Delson R. Campbell
-----------------------------------------
Delson R. Campbell

/s/ Kelly D. Clevenger
-----------------------------------------
Kelly D. Clevenger

/s/ Christine S. Frederick
-----------------------------------------
Christine S. Frederick

/s/ Brian A. Kroll
-----------------------------------------
Brian A. Kroll

/s/ John L. Reizian
-----------------------------------------
John L. Reizian

/s/ Lawrence A. Samplatsky
-----------------------------------------
Lawrence A. Samplatsky

/s/ John D. Weber
-----------------------------------------
John D. Weber



Version: February 2010